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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 TOM Online Inc.
             (Exact name of registrant as specified in its charter)

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                             Cayman Islands                                                Not Applicable
     (State or other jurisdiction of incorporation or organization)             (I.R.S. employer identification no.)

                  8th Floor, Tower W3, Oriental Plaza
                       No. 1 Dong Chang An Avenue
                         Beijing, China 100738
                            (8610) 6528-3399                                               Not Applicable
                (Address of principal executive offices)                                     (zip code)
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     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

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
     Securities Act registration statement file number to which this form relates: 333-112800
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                                                                                 (If applicable).
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     Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class                 Name of each exchange on which
             to be so registered                 each class is to be registered
             -------------------                 ------------------------------
 Ordinary shares, par value HK$0.01 per share       Nasdaq National Market*

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     * Not for trading, but only in connection with the quotation on the Nasdaq
National Market of American Depositary Shares, each representing 80 ordinary shares.

     Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant's Securities to be Registered.

            The description of the securities to be registered that appears under the captions "Description of Share Capital" and "Description of American Depositary Receipts" contained in the prospectus constituting Part I of the Registrant's registration statement on Form F-1 (No. 333-112800), as filed under the Securities Act of 1933 on February 13, 2004, as amended, is hereby incorporated by reference in answer to this item.

Item 2.     Exhibits.

            Not applicable.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             TOM Online Inc.

Date:  February 27, 2004                     By:  /s/ Xu Zhiming
                                                 -------------------------------
                                             Name:  XU Zhiming
                                             Title: Chief Operating Officer and
                                                    Executive Director